NEWS RELEASE

FOR IMMEDIATE RELEASE

September 30, 2009

Contact Investor Relations:

David Walters, Chief Executive Officer

949-373-7282

dwalters51@cox.net

Management Energy releases Preliminary Project Plan prepared by Energy Dimensions

SAN JUAN CAPISTRANO, CA--(MARKETWIRE – September 30, 2009) Management Energy, Inc. (MMEX.OB), an exploration stage coal company, announces the release of a preliminary project plan prepared by Energy Dimensions.  The Company hired Energy Dimensions to develop a strategic plan focused on the Bridger-Fromberg reserve in Montana.  The full report will be disseminated along with this release:
http://media.marketwire.com/attachments/200909/570711_ManagementEnergyProjPlan.doc

Management Energy, Inc., an exploration stage company, engages in the exploration, extraction, and distribution of coal. It leases approximately 6,254 acres located in the vicinity of Bridger in Carbon County, Montana for the purpose of mining, removing, marketing, and selling coal.

This Press Release contains or incorporates by reference “forward looking statements including certain information with respect to plans and strategies of Management Energy Inc.  For this purpose, any statements contained herein or incorporated herein by references that are not statements of historical fact may be deemed forward looking statements.  Without limiting the foregoing, the words “believes,” “suggests,” “anticipates,” “plans,” “expects,” and similar expressions are intended to identify forward looking statements.  There are a number of events or actual results of Management Energy operations that could differ materially from those indicated by such forward looking statements.